Exhibit 23.2




                        CONSENT OF KPMG PEAT MARWICK LLP


The Partners of
TowerCom, Limited:

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-18899) pertaining to the Outside Directors Stock Option Plan of Specialty Teleconstructors, Inc. of our report dated March 19, 1998, with respect to the balance sheets of TowerCom, Limited as of December 31, 1997 and 1996 and the related statements of operations, partners' capital and cash flows for the years then ended, which report appears in the Form 8-K/A Amendment No. 1 dated as of July 7, 1998.


                                    KPMG PEAT MARWICK LLP

Jacksonville, Florida
July 7, 1998